UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

DIGITALBRIDGE GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUBJECT LINE: Exciting Company Update!!

Good AM Team,

Moments ago, we announced that DigitalBridge has entered into a definitive agreement to be acquired by SoftBank Group Corp., valuing the business at approximately $4.0 billion.

You can find the announcement press release here. Please join the all-employee town hall today at 8:35 am EST / 1:35 pm GMT / 9:35 pm SGT to walk through the announcement. Until then, please direct any media or external inquiries you may receive to Media@DigitalBridge.com.

I look forward to speaking soon.

All my best,

Marc

Forward Looking Statements

Some of the statements contained in this communication constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we intend such statements to be covered by the safe harbor provisions contained therein. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this communication reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) uncertainties as to the timing of the proposed mergers (the “Mergers”) pursuant to the Agreement and Plan of Merger, dated as of December 29, 2025 by and among Duncan Holdco LLC (“Buyer”), an indirect wholly owned subsidiary of SoftBank Group (together with Buyer, “SoftBank”), DigitalBridge (the “Company”), DigitalBridge Operating Company, LLC, Duncan Sub I Inc. and Duncan Sub II LLC (the “Merger Agreement”); (ii) the risk that the Mergers may not be completed on the anticipated terms in a timely manner or at all; (iii) the failure to satisfy any of the conditions to the consummation of the Mergers, including receiving, on a timely basis or otherwise, the required approvals of the Mergers by the Company’s stockholders; (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the possibility that any or all of the various conditions to the consummation of the Mergers may not be satisfied, in a timely manner or at all, or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require the Company to pay a termination fee; (vii) the effect of the announcement or pendency of the transactions contemplated by the Merger Agreement on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (viii) risks related to diverting management’s attention from the Company’s ongoing business operations; (ix) the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement or the outcome of any other legal proceedings that may be instituted against the Company or SoftBank and/or others relating to the Mergers may result in significant costs of defense, indemnification and liability; (x) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xi) risks that the benefits of the Merger are not realized when and as expected; (xii) the risk that the Company’s business and/or SoftBank’s business will be adversely impacted during the pendency of the acquisition; (xiii) legislative, regulatory and economic developments; and (xiv) (A) the risk factors described in Part I, Item 1A of Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and (B) the other risk factors identified from time to time in the Company’s other filings with the Securities and Exchange Commission (the “SEC”). Filings with the SEC are available on the SEC’s website at http://www.sec.gov and on the Company’s website. These forward-looking statements speak only as of the date of this communication. The Company undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this communication or to reflect actual outcomes, except as otherwise required by law.

While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes. Moreover, because we operate in a very competitive and rapidly changing environment, new risk factors are likely to emerge from time to time. We caution investors not to place undue reliance on these forward-looking statements and urge you to carefully review the disclosures we make concerning risks in Part I, Item 1A. "Risk Factors" and in Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Readers of this communication should also read our other periodic filings made with the SEC and other publicly filed documents for further discussion regarding such factors.

Where to Find Important Information

This communication may be deemed to be solicitation material in respect of the proposed Mergers involving SoftBank, the Company, DigitalBridge Operating Company, LLC, Duncan Sub I Inc. and Duncan Sub II LLC. In connection with the proposed Mergers, SoftBank and the Company intend to file relevant materials with the SEC, including a proxy statement on Schedule 14A with respect to the Company (the “Proxy Statement”). The Company will mail the definitive Proxy Statement and a proxy card to its security holders. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT (WHEN THEY ARE AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SOFTBANK AND THE PROPOSED MERGERS AND RELATED MATTERS. Investors and stockholders may obtain these documents (when they are available) free of charge from the SEC’s website at http://www.sec.gov, or free of charge from the Company by directing a request to the Company at 750 Park of Commerce Drive, Suite 210, Boca Raton, FL 33487, Attn: Chief Legal Officer and Secretary.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its security holders in connection with the proposed Mergers.

Participants in the Solicitation

SoftBank, the Company and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed transaction. Information about the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2025 Annual Meeting of Stockholders, including under the headings entitled “Proposal No. 1: Election of Directors”, “Executive Officers”, “Proposal No. 2: Non-Binding, Advisory Vote to Approve Named Executive Officer Compensation”, “Compensation Committee Report”, “Compensation Discussion and Analysis”, “Security Ownership of Certain Beneficial Owners and Management”, and “Certain Relationships and Related Transactions”, which was filed with the SEC on April 17, 2025 and which is available at: https://www.sec.gov/ix?doc=/Archives/edgar/data/0001679688/000155837025004974/dbrg-20250523xdef14a.htm, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including under the headings entitled “Item 10. Directors, Executive Officers and Corporate Governance”, “Item 11. Executive Compensation”, “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters”, and “Item 13. Certain Relationships and Related Transactions, and Director Independence”, which was filed with the SEC on February 21, 2025 and which is available at: https://www.sec.gov/ix?doc=/Archives/edgar/data/0001679688/000167968825000017/dbrg-20241231.htm. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in such 2025 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, which are available at https://www.sec.gov/edgar/browse/?CIK=1679688&owner=exclude. Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the Proxy Statement when it becomes available. You may obtain free copies of these documents through the website maintained by the SEC at https://www.sec.gov.

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The information transmitted herein is intended only for the person or entity to which it is addressed and may contain confidential and/or privileged material. Any review, retransmission, dissemination or other use of, or taking of any action in reliance upon, this information by persons or entities other than the intended recipient is prohibited. If you received this in error, please contact the sender and delete the material from any computer. Subject to applicable law, the sender may intercept, monitor, review and retain e-communications (EC) traveling through its systems and may produce any such EC to regulators, law enforcement, in litigation and as required by law. The laws of the country of each sender/recipient may impact the handling of EC, and EC may be archived, supervised and produced in countries other than the country in which you are located.